UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OR
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2003

FAFCO INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation	0-10120 (Commission File Number)	94-2159547 (IRS Employer Identification Number)

435 Otterson Drive
Chico, CA 95928
(Address of principal executive offices)

(530) 332-2100
(Registrant’s telephone number, including area code)

N/A
(Former names or former address, if changed from last report)

Item 5. Other Events

On November 21, 2003 FAFCO, Inc. (“FAFCO”) held its annual shareholders meeting at which shareholders approved the 1 for 1,000 reverse stock split of FAFCO’s outstanding common stock. The reverse stock split became effective on November 24, 2003 (the “Reverse Stock Split”) upon the filing of a Certificate of Amendment of Articles of Incorporation with the California Secretary of State. As a result of the Reverse Stock Split, all FAFCO shares held by shareholders owning less than 1,000 shares of common stock on November 24, 2003 have been cancelled and no longer represent an interest in FAFCO. However, pursuant to the terms of the Reverse Stock Split, those shareholders owning less than 1,000 shares of pre-split common stock will receive $.70 for each share of pre-split common stock held as of November 24, 2003. Shareholders owning 1,000 shares or more of FAFCO common stock on November 24, 2003 now own 1/1,000th of the number of shares held prior to November 24, 2003 rounded to the nearest 1/10th of a share.

As a result of the Reverse Stock Split, the number of FAFCO shareholders of record was reduced to less than 300, accordingly, FAFCO became a non-reporting company under the Securities Exchange Act of 1934 on November 26, 2003 effective upon the filing of a Form 15 with the U.S. Securities and Exchange Commission.

ITEM 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Exhibits. 99.1 Press Release dated December 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2003

FAFCO, INC.

By:	/s/ Nancy I Garvin

Nancy I Garvin
Chief Financial Officer

EXHIBIT INDEX

Exhibits
Number	Description

99.1	Press Release dated December 2, 2003.